Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF "DIRECTVIEW HOLDINGS, INC.", FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF JUNE, A.D. 2014, AT 3:17 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

AND I DO HEREBY FURTHER CERTIFY THAT THE CORPORATION HAS FILED ALL DOCUMENTS AND PAID ALL FEES REQUIRED, AND THEREUPON THE CORPORATION SHALL CEASE TO EXIST AS A CORPORATION OF THE STATE OF DELAWARE.


SECRETARY OF STATE
DELAWARE

Jeffrey W. Bullock, Secretary of State

4228556 0265C

140877938

AUTHENTICATION: 1491084

DATE: 06-26-14

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:17 PM 06/24/2014
FILED 03:17 PM 06/24/2014
SRV 140877938 - 4228556 FILE

CERTIFICATE OF CONVERSION

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A DELAWARE CORPORATION
TO A NON-DELAWARE ENTITY
PURSUANT SECTION 266 OF THE
GENERAL CORPORATION LAW

1.) The name of the Corporation is DirectView Holdings, Inc.

2.) The date of filing of its original certificate of incorporation with the Secretary of State is October 2, 2006.

3.) The jurisdiction to which the corporation shall convert to is Nevada and the name under which the entity shall be known as is DirectView Holdings, Inc.

4.) The conversion has been approved in accordance with this section.

5.) The corporation may be served with process in the State of Delaware in any action, suit or proceeding for enforcement of any obligation of the corporation arising while it was a corporation of the State of Delaware, and that it irrevocably appoints the Secretary of State as its agent to accept service of process in any such action, suit or proceeding.

6.) The address to which a copy of the process shall be mailed to by the Secretary of State is 21218 Saint Andrews Blvd., Suite 323, Boca Raton, FL 33433.

In Witness Whereof, the undersigned have executed this Certificate of Conversion on this 24 day of June A.D. 2014.

By: ______________________
Authorized Officer
Name: Roger Ralston
Chief Executive Officer/President